UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2024, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Company” or “Vistra”), completed its previously announced private offerings (the “Offerings”) of $500 million aggregate principal amount of the Issuer’s 6.000% senior secured notes due 2034 (the “Secured Notes”) and $1 billion aggregate principal amount of the Issuer’s 6.875% senior unsecured notes due 2032 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Secured Notes were issued under an indenture (the “Base Indenture”), dated as of June 11, 2019, by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Seventeenth Supplemental Indenture, dated as of April 12, 2024, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture and such other supplemental indentures entered into from time to time, the “Secured Notes Indenture”). The Unsecured Notes were issued under an indenture, dated as of April 12, 2024, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”). The Indentures provide for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indentures. The Secured Notes Indenture further provides that the Secured Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under the Credit Agreement, which consists of a substantial portion of the property, assets and rights owned by the Issuer and the Subsidiary Guarantors, as well as the stock of the Issuer. The collateral securing the Secured Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

The Issuer received approximately $1,485 million of net proceeds from the sale of the Notes after deducting fees and expenses, including the Initial Purchasers’ commissions and the original issue discount. The Company will use the net proceeds of the Offerings, together with cash on hand, for general corporate purposes, including to refinance outstanding indebtedness (including the upcoming 2024 debt maturities).

Interest on the Secured Notes and the Unsecured Notes will accrue from April 12, 2024, at a rate of 6.000% per annum and 6.875% per annum, respectively. Interest on the Notes will be payable by the Issuer on April 15 and October 15 of each year, beginning on October 15, 2024. The Secured Notes and the Unsecured Notes will mature on April 15, 2034 and April 15, 2032, respectively.

At any time prior to January 15, 2034, the Issuer will have the option to redeem all or any portion of the Secured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after January 15, 2034, the Issuer will have the option to redeem all or any portion of the Secured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to April 15, 2027, the Issuer will have the option to redeem all or any portion of the Unsecured Notes at a redemption price equal to 100% of the aggregate principal amount of the applicable Unsecured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after April 15, 2027, the Issuer may redeem all or any portion of the Unsecured Notes at various redemption prices set forth in the Unsecured Notes Indenture. In addition, prior to April 15, 2027, the Issuer may also redeem up to 40% of the Unsecured Notes at a price equal to 106.875% of the aggregate principal amount of the Unsecured Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of one or more qualifying equity offerings.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indentures contain certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the Seventeenth Supplemental Indenture (which supplements the Base Indenture), the Unsecured Notes Indenture and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 to this Current Report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Offerings is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Seventeenth Supplemental Indenture, dated as of April 12, 2024, between Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.

4.2*	Indenture, dated as of April 12, 2024, between Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.

4.3	Form of Rule 144A Global Security for 6.000% Senior Secured Note due 2034 (included in Exhibit 4.1).

4.4	Form of Rule 144A Global Security for 6.875% Senior Note due 2032 (included in Exhibit 4.2).

4.5	Form of Regulation S Global Security for 6.000% Senior Secured Note due 2034 (included in Exhibit 4.1).

4.6	Form of Regulation S Global Security for 6.875% Senior Note due 2032 (included in Exhibit 4.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: April 18, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer